EXHIBIT 32

            Harry Lee Waterfield II and Raymond L. Carr, being the President and Vice President, Chief Financial Officer, respectively, of Kentucky Investors, Inc., hereby certify as of this 24th day of September, 2008, that the Form 10-Q/A for the Quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Kentucky Investors, Inc.

KENTUCKY INVESTORS, INC.

BY: /s/Harry Lee Waterfield II
Harry Lee Waterfield II
DATE: September 24, 2008	President

BY: /s/Raymond L. Carr
Raymond L. Carr
DATE: September 24, 2008	Vice President - Chief Financial Officer